AETNA VARIABLE PORTFOLIOS, INC.
NSAR Semi-Annual Filing
6/30/2001


77A
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR (L)

Y
77B
Accountant's report on internal control (A)

77C
Submission of matters to a vote of security holders (L)
N
77D
Policies with respect to security investments (L)
Y
77E
Legal proceedings (L)
N
77F
Changes in security for debt (A)

77G
Defaults and arrears on senior securities (A)

77H
Changes in control of registrant (L)
N
77I
Terms of new or amended securities (L)
Y
77J
Re valuation of assets or restatement of capital share account (A)

77K
Changes in registrant's certifying account (A)

77L
Changes in accounting principles and practices (A)

77M
Mergers (L)
N
77N
Actions to be reported pursuant to Rule 2a-7 (A)

77O
Transactions effected pursuant to Rule 10f-3 (A)

77P
Information required to be filed with the registrant's periodic reports pursuant to existing exemptive orders (L)

N
77Q1
Exhibits


(a)	copies of material amendments to charter or by-laws (L)
Y

(b)	copies of text of any proposal described in 77D (L)
Y

(c)	copies of amendments described in 77G (A)


(d)	copies of constituent instruments in 77J (A)


(e)	copies of any new/amended investment advisory
contracts  (L)
[blank]

(f)	letters from registrant & auditors pursuant to 77K/77L (A)


(g)	mergers (L)
[blank]
77Q2


77Q3


80-85
Fidelity Bond (L)



A	=	Aeltus Investment (Mark Baral)
L	=	Law (Michael Gioffre, Ellen Valvo)




Screens 41 & 42 are to be filed only once each year, at end of Registrant's/Series' fiscal year.

80
Fidelity bond(s) in effect at the end of the period:


A) Insurer name: GULF INSURANCE COMPANY


B) Second insurer:


C) Aggregate face amount of coverage for Registrant/Series on all bonds on which it is named as an insured. (000's omitted)

81
A) Is the bond part of a joint fidelity bond(s) shared with other investment companies, or entities? (Y or N)


B) If answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond? (Count each series as a separate investment company.)

82
A) Does the mandatory coverage of the fidelity bond have a deductible? (Y or N)


B) If the answer to 82A is "Y" (Yes), what is the amount of the deductible? ($000's omitted)

83
A) Were any claims with respect to this Registrant/Series filed under the bond during the period? (Y or N)


B) If the answer to 83A is "Y" (Yes), what was the total amount of such claims? ($000's omitted)

84
A) Were any losses incurred with respect to this Registrant/
Series that could have been filed as a claim under the fidelity bond but were not? (Y or N)


B) If the answer to 84A is "Y" (Yes), what was the total amount of such losses? ($000's omitted)

85
A) Are Registrant's/Series' officers and directors covered as officers and directors of Registrant/Series under any errors and omissions insurance policy owned by the Registrant/Series or anyone else? (Y or N)


B) Were any claims filed under such policy during the period with respect to the Registrant/Series? (Y or N)





Sub-Item 77D - Policies with Respect to Security Investments
                 Y

Aetna Small Company VP amended its investment strategy to include investment, to a limited extent, in foreign stocks.




Sub-Item 77I - Terms of new or amended securities	Y
		Y



Pursuant to Articles of Amendment for Aetna Variable Portfolios, Inc. ("Corporation"), effective June 8, 2001, the Board of Directors of the Corporation amended its charter to change the designation of the shares of each portfolio of stock of the Corporation to shares of "Class R" of each such portfolio. The amendment shall apply to all issued and outstanding shares and all authorized but unissued shares of each portfolios of stock of the Corporation

Pursuant to Articles Supplementary for Aetna Variable Portfolios, Inc. ("Corporation"), effective June 8, 2001, the Board of Directors of the Corporation amended its charter to designate and classify three hundred million (300,000,000) of capital stock of the Corporation into a new "Class S" of each portfolio. With respect to each portfolio, one hundred million (100,000,000) shares of stock were designated as Class S.

Each new portfolio has the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as referred to in the Articles Supplementary. Class S shares are subject to a distribution fee equal to 0.25% of the Class S average daily net assets.




Sub-Item 77Q1 - Exhibits	Y

(a) 1.	Articles of Amendment reclassifying existing shares of
each portfolio as "Class R" is attached herewith.

AETNA VARIABLE PORTFOLIOS, INC.

ARTICLES OF AMENDMENT



	AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

	FIRST: The Corporation hereby amends its charter as currently in effect (the "Charter") to change the designation of the shares of each portfolio of stock of the Corporation to shares of "Class R" of such portfolio.

	SECOND: The amendment to the Charter of the Corporation set forth in Article FIRST shall apply to all issued and out-standing shares, and all authorized but unissued shares, of each portfolio of stock of the Corporation.

	THIRD: Immediately prior to the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation were designated as follows:


Portfolio
Shares Allocated

Aetna Growth VP
100,000,000
Aetna International VP
100,000,000
Aetna Small Company VP
100,000,000
Aetna Value Opportunity VP
100,000,000
Aetna Index Plus Large Cap VP
100,000,000
Aetna Index Plus Mid Cap VP
100,000,000
Aetna Index Plus Small Cap VP
100,000,000
Aetna Technology VP
100,000,000


	FOURTH: Immediately following the effectiveness of the Charter amendments set forth in Article FIRST, the shares of stock of the portfolios of the Corporation are designated as follows:

Portfolio
Class of Portfolio
Shares Allocated
Aetna Growth VP
Class R
100,000,000
Aetna International VP
Class R
100,000,000
Aetna Small Company VP
Class R
100,000,000
Aetna Value Opportunity VP
Class R
100,000,000
Aetna Index Plus Large Cap VP
Class R
100,000,000
Aetna Index Plus Mid Cap VP
Class R
100,000,000
Aetna Index Plus Small Cap VP
Class R
100,000,000
Aetna Technology VP
Class R
100,000,000


	FIFTH: The amendments to the Charter of the Corpora-tion herein set forth were duly approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law (the "MGCL") to be made without action by the stockholders of the Corporation.

	IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledged that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authori-zation and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

(CORPORATE SEAL)		AETNA VARIABLE PORTFOLIOS, INC.

Attest:

By:



J. Scott Fox
Michael Gioffre

President
Secretary




2. Articles Supplementary designating and classifying three hundred million (300,000,000) shares of capital stock into a new Class S is attached herewith.

AETNA VARIABLE PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation regi-stered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Board of Directors of the Corporation, by unanimous written consent dated June 8, 2001, adopted resolutions designating and classifying eight hundred million (800,000,000) shares of capital stock of the Corporation into a new "Class S" of each portfolio of stock of the Corporation as follows:

Portfolio
Class of Portfolio
Shares Allocated

Aetna Growth VP
Class S
100,000,000
Aetna International VP
Class S
100,000,000
Aetna Small Company VP
Class S
100,000,000
Aetna Value Opportunity VP
Class S
100,000,000
Aetna Index Plus Large Cap VP
Class S
100,000,000
Aetna Index Plus Mid Cap VP
Class S
100,000,000
Aetna Index Plus Small Cap VP
Class S
100,000,000
Aetna Technology VP
Class S
100,000,000

	SECOND: The shares designated and classified in paragraph FIRST of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Paragraph 7 and elsewhere in the Corporation's Articles of Incorporation, as amended. In addition, Class S shares of each portfolio may be subject to a distribution fee pursuant to the terms of issuance of such shares.

	THIRD: The shares of the Corporation classified pursuant to paragraphs FIRST of these Articles Supplementary have been so classified by the Board under the authority contained in the charter of the Corporation.

	FOURTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.001 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board had designated and classified eight hundred million (800,000,000) shares as follows:


Portfolio
Class of Portfolio
Shares Allocated



Aetna Growth VP
Class R
100,000,000

Aetna International VP
Class R
100,000,000

Aetna Small Company VP
Class R
100,000,000

Aetna Value Opportunity VP
Class R
100,000,000

Aetna Index Plus Large Cap VP
Class R
100,000,000

Aetna Index Plus Mid Cap VP
Class R
100,000,000

Aetna Index Plus Small Cap VP
Class R
100,000,000

Aetna Technology VP
Class R
100,000,000


	FIFTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue two billion one hundred million (2,100,000,000) shares of common stock with a par value of $0.001 per share and with an aggregate par value of two million one hundred thousand dollars ($2,100,000), of which the Board has designated and classified one billion, six hundred million (1,600,000,000) shares as set forth in paragraphs FIRST and FOURTH of these Articles Supple-mentary.

IN WITNESS WHEREOF, Aetna Variable Portfolios, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:				AETNA VARIABLE PORTFOLIOS, INC.


/s/ Michael Gioffre

By:
/s/ J. Scott Fox
Michael Gioffre	 		J. Scott Fox
Secretary				 President

Date:	June 8, 2001
	Hartford, Connecticut

CORPORATE SEAL



Sub-Item 77Q1 - Exhibits                                  Y

(b) Text of Proposal:

Change to Principal Investment Strategy - Aetna Small Company VP amended its investment strategy to include investment, to a limited extent, in foreign stocks.